UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 14, 2007

                                -----------------

                                 DRI Corporation
             (Exact Name of Registrant as Specified in Its Charter)


       North Carolina              1-13408                    56-1362926
(State or Other Jurisdiction (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02. Results of Operations and Financial Condition

     On August 14, 2007, DRI Corporation announced it posted net income of 6 cents per share (basic and diluted) on $14.9 million in sales, an increase of
14.9 percent, in second quarter 2007, as compared to a net loss of 4 cents per share (basic and diluted) on $13.0 million in sales for the same period last year, exclusive of sales and income/loss from discontinued operations.

     In the same press release, the Company announced its outlook for fiscal year 2007.

     In the same press release, the Company announced that a conference call to discuss second quarter 2007 results will occur on Aug. 14, 2007, at 1 p.m. (Eastern).

     A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 7.01. Regulation FD Disclosure

     The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits

(a)       Exhibits.
           99.1     Press release dated August 14, 2007.


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Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DRI CORPORATION

Date: August 14, 2007       By:      /s/ STEPHEN P. SLAY
                                     -------------------------------------------

                                     Stephen P. Slay
                                     Vice President, Chief Financial Officer,
                                     Secretary and Treasurer



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INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

  99.1   Press release dated August 14, 2007.